Exhibit 99.1

Diamond Foods Reports Third Quarter Fiscal 2015 Financial Results
Updates Fiscal Year 2015 Outlook
SAN FRANCISCO, June 4, 2015 (GLOBE NEWSWIRE) - Diamond Foods, Inc. (NASDAQ: DMND) ("Diamond" or the "Company") today reported financial results for its fiscal 2015 third quarter and nine months ended April 30, 2015.
Third Quarter Fiscal 2015 Highlights
•Net sales were $186.1 million, down 2.5%
•Snacks segment net sales were $113.9 million, down 0.3%
•Nuts segment net sales were $72.2 million, down 5.8%
•Gross margin was 28.5%, compared to 23.6%
•GAAP net income was $6.3 million and GAAP diluted earnings per share ("EPS") was $0.20
•Non-GAAP net income was $7.4 million and non-GAAP diluted EPS was $0.23, up 109.1%
•Adjusted EBITDA was $30.0 million, up 27.2%
 Year-to-Date Fiscal 2015 Highlights
•Net sales were $662.4 million, up 2.5%
•Snacks segment net sales were $350.9 million, up 2.1%
•Nuts segment net sales were $311.4 million, up 2.9%
•Gross margin was 26.2%, compared to 24.6%
•GAAP net income was $25.2 million and GAAP diluted EPS was $0.79
•Non-GAAP net income was $27.5 million and non-GAAP diluted EPS was $0.87, up 97.7%
•Adjusted EBITDA was $94.5 million, up 16.3%

(All comparisons above are to the third quarter and first nine months of fiscal 2014. Non-GAAP financial measures are reconciled in the tables below.)

"We are pleased with our earnings performance in the third quarter, fueled by margin growth in the Nuts segment and strong Kettle results in North America. Our lower net sales primarily reflect our decision to exit certain high volume, low margin nut SKUs," said Brian J. Driscoll, President and CEO.  "While we expect this decision and the effects of foreign exchange to also impact our fourth quarter, our year-to-date results give us confidence to update our annual adjusted EBITDA and earnings outlook for fiscal 2015."

Third Quarter Fiscal 2015
Net sales for the quarter were $186.1 million, down 2.5%, compared to the same quarter of the prior fiscal year. The prior fiscal year period included approximately $10 million of net sales of the high volume, low margin nut SKUs that were exited. Unfavorable changes in foreign exchange rates negatively impacted net sales by $3.6 million. Gross profit was $53.0 million, or 28.5% of net sales, for the third quarter of fiscal 2015, compared to 23.6%, for the same quarter in the prior fiscal year. The Company benefited in the quarter from a $1.4 million reduction in the cost of walnuts as compared to the prior quarter, of which $0.9 million related to walnut costs in the first and second quarters of fiscal 2015.
GAAP net income for the quarter was $6.3 million. GAAP diluted EPS was $0.20 in the third quarter of fiscal 2015 compared to a loss of $3.63 in the third quarter of fiscal 2014. Excluding certain items described below, non-GAAP net income for the quarter was $7.4 million and non-GAAP diluted EPS was $0.23, compared to $0.11 in the third quarter of fiscal 2014. Adjusted EBITDA was $30.0 million in the third quarter of fiscal 2015, compared to $23.5 million in the prior fiscal year period. The effective tax rate was 9.1% for the quarter, but due to a shift in the mix of pre-tax non-GAAP income between the US and the UK, the non-GAAP effective tax rate was 36.4% compared to 23.6% in the same quarter of the prior fiscal year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.

Year-to-Date Fiscal 2015
Net sales for the first nine months of fiscal 2015 were $662.4 million, up 2.5%, compared to $646.1 million in the first nine months of fiscal 2014. This increase was primarily due to higher sales in the US for both the Snacks and Nuts segments, partially offset by lower sales in the UK, primarily due to increased promotional activity and an adverse foreign exchange rate impact. Unfavorable changes in foreign exchange rates, primarily related to the UK pound and the Canadian dollar, negatively impacted net sales for the first nine months of fiscal 2015 by $4.6 million. Gross profit as a percent of net sales was 26.2% compared to 24.6% in the first nine months last fiscal year.
GAAP net income was $25.2 million, or income of $0.79 per share on a fully diluted basis. Excluding certain items described below, non-GAAP net income for the first nine months of fiscal 2015 was $27.5 million and non-GAAP fully diluted earnings per share was $0.87. Adjusted EBITDA was $94.5 million, compared to $81.2 million in same period last fiscal year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.
As of April 30, 2015, net debt outstanding was $606.2 million and the net availability under the ABL Revolver was $118.3 million.
Segment Review
Snacks Segment: Net sales for the quarter were $113.9 million, down 0.3% compared to the prior fiscal year period. Gross profit was $40.9 million, or 35.9% of net sales, for the third quarter of fiscal 2015, compared to $41.7 million, or 36.5% of net sales, for the same quarter in the prior fiscal year. Gross profit as a percent of net sales decreased due to a shift to larger package sizes and increased promotion frequency in Pop Secret as well as increased promotion on Kettle in the UK, partially offset by strong performance by Kettle in North America.
Net sales for the first nine months of fiscal 2015 were $350.9 million, up 2.1% compared to the first nine months of fiscal 2014. Gross profit for the first nine months of fiscal 2015 was $125.6 million, 35.8% of net sales, compared to $123.7 million, or 36.0% of net sales, in the prior fiscal year period.
Nuts Segment: Net sales for the quarter were $72.2 million, down 5.8% compared to the prior fiscal year period. Gross profit was $12.1 million, or 16.8% of net sales, in the third quarter of fiscal 2015, compared to $3.4 million, or 4.4% of net sales, for the same quarter in the prior fiscal year. Gross profit as a percent of net sales increased primarily due to improved net price realization and lower walnut costs, partially offset by higher other tree nut costs. The Company benefited in the quarter from a $1.4 million reduction in the cost of walnuts as compared to the prior quarter, of which $0.9 million related to walnut costs in the first and second quarters of fiscal 2015.
Net sales for the first nine months of fiscal 2015 were $311.4 million, up 2.9% compared to the prior fiscal year period. Gross profit for the first nine months of fiscal 2015 was $47.9 million, or 15.4% of net sales, compared to $35.3 million, or 11.7% of net sales, in the prior fiscal year period.
Outlook
The Company is updating its fiscal 2015 outlook. The Company now expects to achieve adjusted EBITDA of $118 million to $123 million, compared to its previous range of $117 million to $123 million. The Company now expects non-GAAP diluted EPS of $1.00 to $1.10, compared to its previous range of $0.95 to $1.10. The Company's outlook includes the following expectations: input cost inflation of 2% to 3%, productivity improvements of 2% to 3%, a US/UK exchange rate of $1.50 per £1.00 for the remainder of the fiscal year, a non-GAAP effective tax rate of between 30% to 32%, stock-based compensation of $9.7 million and 31.8 million fully diluted shares outstanding at year end.
Fiscal 2015 adjusted EBITDA, a non-GAAP financial measure, excludes items such as interest expense, income taxes, depreciation, amortization, stock based compensation as well as certain legal expenses and litigation settlements, acquisition-related costs, asset impairments and certain other actual and projected costs.

Conference Call
The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin today at 4:30 p.m. ET. To participate on the live call listeners in North America may dial (888) 569-5033 and international listeners may dial (719) 457-2715.
In addition, the call will be broadcast live over the Internet hosted at the "Investor Relations" section of the Company's website at http://www.diamondfoods.com and will be archived online through June 18, 2015. A telephonic playback will be available from 7:30 p.m. ET, June 4, 2015, through June 18, 2015. North America listeners may dial (877) 870-5176 and international listeners may dial (858) 384-5517; the passcode is 1785601.
About Diamond Foods
Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle Brand® chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond's products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information, visit the Company's corporate web site: http://www.diamondfoods.com.
Note Regarding Forward Looking Statements
This press release and the accompanying conference call include forward-looking statements that are based on our current expectations and assumptions only as of the date of this press release.  These forward looking statements, including statements under the caption “Outlook” or referred to as “guidance,” are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements.  In particular, our predictions about our business and our guidance for adjusted EBITDA and non-GAAP diluted earnings per share (including related expectations regarding segment performance, cost inflation, productivity improvements, exchange rates, our effective tax rate, stock-based compensation and fully diluted shares outstanding) could be affected by a variety of factors including: raw material headwinds; crop harvests; increasing competition and possible loss of key customers; risk associated with our operations outside the U.S., including foreign currency fluctuations; general economic and capital markets conditions; competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; progress against the Company’s turnaround plan; unexpected delays or increased costs in implementing our business strategies; risks relating to our leverage, including the cost of our debt and its effect on our ability to respond to changes in our business, markets and industry; the dilutive impact of equity issuances; risks relating to litigation and regulatory proceedings; uncertainties relating to our relations with growers; availability and cost of walnuts and other raw materials; economic conditions including, changes in inflation rates, interest rates, tax rates, or the availability of capital; consumer acceptance of new products and product improvements; customer and consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in the accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer preferences and demand for our products; effectiveness of advertising, marketing and promotional programs; changes in consumer behavior, trends and preferences; consolidation in the retail environment, changes in purchasing and inventory levels of significant customers; disruption or inefficiencies in the supply chain; benefit plan expenses; upgrading our information technology infrastructure, including implementation of a new Enterprise Resource Planning software planning software platform; failure or breach of our information technology systems, including those managed by third parties; and political and economic conditions in other countries. Risks and uncertainties are discussed in greater detail in the “Risk Factors” sections of the periodic reports that we file with the SEC. Many of our forward-looking statements include discussions of trends and anticipated developments under the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the periodic reports that we file with the SEC. We use the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek," "may" and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other "forward-looking" information. You also should carefully consider other cautionary statements elsewhere in this press release and in other documents we file from time to time with the SEC.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Financial Summary
Summarized Statements of Operations:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014

Net sales	$186,067	$190,892	$662,355	$646,137
Cost of sales	133,110	145,796	488,850	487,180
Gross profit	52,957	45,096	173,505	158,957
Operating expenses:
Selling, general and administrative	27,714	30,735	86,100	121,113
Advertising	8,311	8,590	29,835	32,377
Loss on warrant liability	—	1,995	—	25,933
Warrant exercise fee	—	15,000	—	15,000
Total operating expenses	36,025	56,320	115,935	194,423
Income (loss) from operations	16,932	(11,224)	57,570	(35,466)
Loss on debt extinguishment	—	83,004	—	83,004
Interest expense, net	10,052	10,582	30,561	41,534
Income (loss) before income taxes and equity investee	6,880	(104,810)	27,009	(160,004)
Income taxes	626	823	1,884	2,842
Net income (loss) before interest in income of equity investee	6,254	(105,633)	25,125	(162,846)
Interest in income of equity investee, net	36	—	36	—
Net income (loss)	$6,290	$(105,633)	$25,161	$(162,846)
Income (loss) per share:
Basic	$0.20	$(3.63)	$0.80	$(6.69)
Diluted	$0.20	$(3.63)	$0.79	$(6.69)
Shares used to compute income (loss) per share:
Basic	31,184	29,119	31,101	24,338
Diluted	31,671	29,119	31,517	24,338

Segments Information:

	Three Months Ended April 30,		% Change from	Nine Months Ended April 30,		% Change from
	2015	2014	2014 to 2015	2015	2014	2014 to 2015
Net sales
Snacks	$113,897	$114,255	(0.3)%	$350,924	$343,601	2.1%
Nuts	72,170	76,637	(5.8)%	311,431	302,536	2.9%
Total	$186,067	$190,892	(2.5)%	$662,355	$646,137	2.5%
Gross profit
Snacks	$40,862	$41,699	(2.0)%	$125,585	$123,660	1.6%
Nuts	12,095	3,397	256.0%	47,920	35,297	35.8%
Total	$52,957	$45,096	17.4%	$173,505	$158,957	9.2%
Summarized Balance Sheets Data:

	April 30,
	2015	2014
ASSETS
Total current assets	$320,520	$268,118
Property, plant and equipment, net	133,675	131,033
Goodwill	401,815	410,261
Other intangible assets, net	375,360	393,828
Equity method investment	1,873	—
Other long-term assets	12,524	20,045
Total assets	$1,245,767	$1,223,285
LIABILITIES AND STOCKHOLDER'S EQUITY
Total current liabilities	$181,892	$171,515
Long-term obligations, net	634,185	638,351
Deferred income taxes	113,634	108,457
Other liabilities	19,423	20,927
Total stockholders' equity	296,633	284,035
Total liabilities and stockholders' equity	$1,245,767	$1,223,285

Non-GAAP Financial Information

Reconciliation of Net Income (Loss) to Non-GAAP EPS and Income (Loss) Before Income Taxes to Non-GAAP EPS:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Net income (loss)	$6,290	$(105,633)	$25,161	$(162,846)
Income taxes	626	823	1,884	2,842
Income before income taxes	6,916	(104,810)	27,045	(160,004)
Loss on warrant liability	—	1,995	—	25,933
Warrant exercise fee	—	15,000	—	15,000
Loss on debt extinguishment	—	83,004	—	83,004
Loss on Securities settlement liability	—	5,963	—	38,136
Amortization of deferred financing costs and discounts	1,428	1,440	4,370	4,993
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	23	1,939	3,288	4,266
Litigation settlement reserve and related legal expenses	45	—	216	—
Fishers plant closure and related costs	374	—	914	—
Certain expenses associated with the Emerald brand packaging transition	1,937	—	2,047	—
Acquisition related transaction costs	362	—	995	—
Idle equipment impairment	—	—	244	—
UK workforce reduction expenses	614	—	614	—
Other SG&A adjustments(1)	—	20	(141)	330
Non-GAAP income before income taxes	11,699	4,551	39,592	15,058
GAAP income taxes	626	823	1,884	2,842
Adjustments to GAAP income taxes	3,631	252	10,211	(1,083)
Non-GAAP income taxes(2)	4,257	1,075	12,095	1,759
Non-GAAP net income	$7,442	$3,476	$27,497	$13,299
Non-GAAP EPS-diluted
Non-GAAP EPS-diluted	$0.23	$0.11	$0.87	$0.44
Shares used in computing Non-GAAP	31,671	31,592	31,517	30,059

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

(2)
The GAAP tax rate for the three and nine months ended April 30, 2015, was 9.1% and 7.0%, respectively and the Non-GAAP tax rates were 36.4% and 30.5%, respectively. The difference between the GAAP and Non-GAAP rates is caused by certain items not included in the Non-GAAP tax calculation.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Net income (loss)	$6,290	$(105,633)	$25,161	$(162,846)
Interest in income of equity investee, net	36	—	36	—
Net income (loss) before interest in income of equity investee	6,254	(105,633)	25,125	(162,846)
Income taxes	626	823	1,884	2,842
Income (loss) before income taxes and equity investee	6,880	(104,810)	27,009	(160,004)
Interest expense, net	10,052	10,582	30,561	41,534
Loss on debt extinguishment	—	83,004	—	83,004
Income (loss) from operations	16,932	(11,224)	57,570	(35,466)
Loss on warrant liability	—	1,995	—	25,933
Warrant exercise fee	—	15,000	—	15,000
Loss on Securities settlement liability	—	5,963	—	38,136
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	23	1,939	3,288	4,266
Litigation settlement reserve and related legal expenses	45	—	216	—
Fishers plant closure and related costs	374	—	914	—
Certain expenses associated with the Emerald brand packaging transition	1,937	—	2,047	—
Acquisition related transaction costs	362	—	995	—
Idle equipment impairment	—	—	244	—
UK workforce reduction expenses	614	—	614	—
Other SG&A adjustments(1)	—	20	(141)	330
Stock-based compensation expense	2,550	1,994	7,159	5,458
Depreciation and amortization	7,117	7,859	21,569	24,152
Adjusted EBITDA	$29,954	$23,546	$94,475	$81,209

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

Reconciliation of GAAP Selling, general and administrative ("SG&A") expenses to Adjusted Selling, general and administrative expenses:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
SG&A	$27,714	$30,735	$86,100	$121,113
Less:
Loss on Securities settlement liability	—	5,963	—	38,136
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	23	1,939	3,288	4,266
Litigation settlement reserve and related legal expenses	45	—	216	—
Fishers plant closure and related costs	374	—	914	—
Acquisition related transaction costs	362	—	995	—
Idle equipment impairment	—	—	244	—
UK workforce reduction expenses	614	—	614	—
Other SG&A adjustments(1)	—	20	(141)	330
Adjusted SG&A	$26,296	$22,813	$79,970	$74,981

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

About Diamond's Non-GAAP Financial Measures

This release and the accompanying conference call contain non-GAAP financial measures of Diamond's performance ("non-GAAP measures") for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond's non-GAAP financial measures do not reflect a comprehensive system of accounting principles, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, and its GAAP financial statements generally to evaluate its business.

Diamond believes that its non-GAAP financial measures provide meaningful information to investors because they allow investors to view the business through the eyes of management. Diamond believes that its non-GAAP financial measures provide meaningful supplemental information regarding Diamond’s operating results because they exclude amounts that Diamond excludes when monitoring operating results and assessing the performance of Diamond’s business. Diamond believes that its non-GAAP financial measures also facilitate comparison of its results for current periods with historical periods, and with its business outlook for future periods.

Non-GAAP net income, non-GAAP diluted earnings per share, and adjusted EBITDA are used by management as core measures of Diamond’s operating performance. For Diamond, non-GAAP net income and non-GAAP diluted earnings per share reflect adjustments to eliminate the effect of loss on warrant liability; warrant exercise fee; loss on debt extinguishment; loss on securities settlement liability; adjustments to eliminate the effect of amortization of deferred financing costs and discounts; SEC settlement; shareholder derivative suit gain; legal expenses primarily related to audit committee investigation and restatement and related matters; litigation settlement reserve and related legal expenses; Fishers plant closure and related costs; certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags; acquisition related transaction expenses associated with the Yellow Chips Holding B.V. equity investment; asset impairment on idle equipment; UK workforce reduction expenses; and expense related to UK compensation alignment benefit, foreign distributor exit benefit and debt maintenance consulting expenses included in SG&A. Adjusted EBITDA reflects net income plus interest expense, income taxes, depreciation, amortization, interest in income (loss) of equity method investee and stock-based compensation, and also reflects the aforementioned adjustments (other than amortization of deferred financing costs and discounts, which is included in interest expense). Adjusted SG&A reflects adjustments to Selling, general and administrative costs to eliminate the impact of the aforementioned adjustments to income (other than loss on warrant liability, warrant exercise fee, loss on debt extinguishment, amortization of deferred financing costs and discounts, and certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags; which are not in SG&A). We believe that non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and adjusted SG&A are useful indicators of Diamond’s ongoing operating performance. As a result, Diamond management reports feature these non-GAAP financial measures in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond's management uses these non-GAAP financial measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management and quarterly reports to Diamond’s Board of Directors. The principal limitation of the non-GAAP measures is that they exclude significant expenses that are required under GAAP to be recorded. They also reflect the exercise of management's judgments about which charges are excluded from the non-GAAP financial measures. Consequently, these non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. Diamond urges investors to review the reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and recommends that investors do not give undue weight to the non-GAAP financial measures or rely on any single financial measure to evaluate our business.

Contact

Investors:	Media:

ICR	ICR
Katie Turner	Anton Nicholas/Jessica Liddell
415-230-7952	415-445-7431